Exhibit 10.5

AMENDMENT AND JOINDER NO. 3

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT AND JOINDER NO. 3, made as of October 1, 2004 (“Amendment No. 3”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”), NC CAPITAL CORPORATION (“NC Capital”), NC RESIDUAL II CORPORATION (“NC Residual”) and NEW CENTURY CREDIT CORPORATION (“NC Credit”, and together with NC Capital and NC Residual, each a “Seller” and collectively the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and NC Capital have previously entered into a Master Repurchase Agreement, dated as of October 31, 2003, as amended by Amendment No.1 to the Master Repurchase Agreement, dated as of January 14, 2004 (as amended, the “Repurchase Agreement”);

WHEREAS, Buyer, NC Capital and NC Residual have previously entered into Amendment No. 2 to Master Repurchase Agreement, dated as of June 29, 2004 (the Repurchase Agreement as so amended is hereinafter referred to as the “Agreement”);

WHEREAS, Buyer, NC Capital, NC Residual and NC Credit desire that NC Credit be added as a Seller under the Agreement to be jointly and severally liable with NC Capital and NC Residual for all obligations of any Seller;

WHEREAS, NC Capital, NC Residual and NC Credit desire, and Buyer agrees, to substitute New Century REIT, Inc., as the Guarantor under the Agreement as hereby amended; and

WHEREAS, the parties acknowledge that New Century REIT, Inc., as successor in interest to New Century Financial Corporation, is the Guarantor under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 3 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

Section 2. Conditions Precedent. Buyer shall receive from Seller, simultaneously with the effectiveness of this Amendment No. 3, the following documents:

(a)	The Guaranty of Guarantor in substantially the form attached hereto as Exhibit A; and

(b)	An opinion of counsel to Sellers and Guarantor substantially in the form of the opinion delivered under the Repurchase Agreement with such changes as are reasonably necessary to contemplate the addition of NC Credit as a Seller and the execution of this Amendment No. 3.

Section 3. Agreement and Joinder. NC Credit hereby agrees to all of the provisions of the Agreement as amended hereby and, effective on the date hereof, becomes a party to the Agreement as amended hereby, as a Seller, with the same effect as if NC Credit were an original signatory to the Agreement (as subsequently amended hereby).

Section 4. References to Seller. All references to Seller in the Agreement, as amended hereby, are hereby amended to mean the Sellers, jointly and severally, unless the context clearly requires otherwise.

Section 5. Joint and Several Liability of Sellers. Each Seller agrees to be jointly and severally liable for the obligations of each Seller hereunder and all representations, warranties, covenants and agreements made by or on behalf of each Seller in the Agreement or in any exhibit hereto or any document, instrument or certificate delivered pursuant hereto shall be deemed to have been made by each Seller, jointly and severally. Each Seller further agrees that, notwithstanding any right of Buyer to investigate fully the affairs of a Seller and notwithstanding any knowledge of facts determined or determinable by Buyer, Buyer has the right to rely fully on the representations, warranties, covenants and agreements of each Seller contained in the Agreement and upon the accuracy of any document, instrument, certificate or exhibit given or delivered hereunder. The joint and several obligation of each Seller hereunder is absolute, unconditional, irrevocable, present and continuing and, with respect to any payment to be made to Buyer, is a guaranty of payment (and not of collectability) and is in no way conditional or contingent upon the continued existence of the other Sellers and is not and will not be subject to any setoffs. Any notice or other communication provided to a Seller pursuant hereto shall be deemed to have been given each Seller and failures to be sent any notice or communication contemplated hereby shall not relieve a Seller from its joint and several liability for the obligations of each Seller hereunder.

Section 6. Reference to Guarantor and Guaranty. All references in the Agreement, as amended hereby, (i) to Guarantor shall mean New Century REIT, Inc. and (ii) to Guaranty shall mean the Guaranty in the form attached hereto as Exhibit A. Buyer hereby agrees to accept such Guaranty in place of any prior guaranty delivered under the Agreement.

Section 7. Financial Covenants. Clause (i) of Exhibit G to the Repurchase Agreement is hereby amended and restated as follows:

(i)	Maintain, as of the last day of each of its fiscal quarters, a Tangible Net Worth not less than the sum of (1) $750,000,000 and (2) fifty percent (50%) of all increases in shareholders’ equity in Guarantor attributable to issuances of common stock since October 1, 2004 (i.e. the day after the capital issuance closes).

Section 8. Notices and Other Communications. Paragraph 14 of the Agreement shall be amended to add the following address for notice for NC Credit:

New Century Credit Corporation

18400 Von Karman

Suite 1000

Irvine, California 92612

Attention: Rick Holguin

Telephone: (949) 250-5143

Telecopy: (949) 224-5750

Section 9. Expenses. Sellers shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer in connection with this Amendment No. 3. The obligation of Sellers to pay such fees and expenses incurred prior to or in connection with the termination of the Agreement as amended by this Amendment No. 3 shall survive such termination.

Section 10. Governing Law. This Amendment No. 3 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 11. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 3.

Section 12. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 13. Ratification and Confirmation. As amended by this Amendment No. 3, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 3 shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/ Paul Friedman
Name:	Paul Friedman
Title:	Senior Managing Director

NC CAPITAL CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	President

NC RESIDUAL II CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

NEW CENTURY CREDIT CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

ACKNOWLEDGED AND AGREED:

NEW CENTURY MORTGAGE CORPORATION, as Servicer

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

4